ACTIVANT VENTURES III, L.P.
This Schedule sets forth information with respect to each sale of Shares effectuated by the Reporting Person in the past sixty days. Unless otherwise indicated, all transactions were effectuated in the open market through a broker.

TRADE DATE	NO. OF SHARES PURCHASED (P) OR SOLD (S)	PRICE PER SHARE ($)
6/22/26	4,510 (S)	$27.64

ACTIVANT VENTURES III OPPORTUNITIES FUND 1, L.P.
This Schedule sets forth information with respect to each sale of Shares effectuated by the Reporting Person in the past sixty days. Unless otherwise indicated, all transactions were effectuated in the open market through a broker.

TRADE DATE	NO. OF SHARES PURCHASED (P) OR SOLD (S)	PRICE PER SHARE ($)
6/22/26	951 (S)	$27.64

ACTIVANT VENTURES III OPPORTUNITIES FUND 2, L.P.
This Schedule sets forth information with respect to each sale of Shares effectuated by the Reporting Person in the past sixty days. Unless otherwise indicated, all transactions were effectuated in the open market through a broker.

TRADE DATE	NO. OF SHARES PURCHASED (P) OR SOLD (S)	PRICE PER SHARE ($)
6/22/26	1,575 (S)	$27.64

ACTIVANT VENTURES III OPPORTUNITIES FUND 3, L.P.
This Schedule sets forth information with respect to each sale of Shares effectuated by the Reporting Person in the past sixty days. Unless otherwise indicated, all transactions were effectuated in the open market through a broker.

TRADE DATE	NO. OF SHARES PURCHASED (P) OR SOLD (S)	PRICE PER SHARE ($)
6/22/26	116 (S)	$27.64

ACTIVANT VENTURES III OPPORTUNITIES FUND 4, L.P.
This Schedule sets forth information with respect to each sale of Shares effectuated by the Reporting Person in the past sixty days. Unless otherwise indicated, all transactions were effectuated in the open market through a broker.

TRADE DATE	NO. OF SHARES PURCHASED (P) OR SOLD (S)	PRICE PER SHARE ($)
6/22/26	186 (S)	$27.64

ACTIVANT VENTURES III OPPORTUNITIES FUND 6, L.P.
This Schedule sets forth information with respect to each sale of Shares effectuated by the Reporting Person in the past sixty days. Unless otherwise indicated, all transactions were effectuated in the open market through a broker.

TRADE DATE	NO. OF SHARES PURCHASED (P) OR SOLD (S)	PRICE PER SHARE ($)
6/22/26	812 (S)	$27.64